UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

34 St. Augustines Gate, Hedon, HU12 8EX, Hull, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (44) 1482 891 591/ + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

ITEM. 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

On January 31, 2020, the Board of Directors voted to appoint Mr. Nicholas Paul Tuke as the Company´s new President and Chief Executive Officer. As a result of this decision, Mr. Peter James Smith stepped down as President and Chief Executive Officer but will remain a member of the Board of Directors. The effective date of Mr. Tuke’s appointment is February 1, 2020.

Mr. Tuke entered into an Employment Agreement with the Company effective February 1, 2020. The Employment Agreement provides for a two-year term and Mr. Tuke will receive $60,000 per year in salary. In addition, the Company will issue 100,000 shares of Series “C” Preferred Stock to Mr. Tuke as a signing bonus.

NICHOLAS PAUL TUKE, CHIEF EXECUTIVE OFFICER, AGE 51

Nicholas Paul Tuke has more than 30 years’ experience within the financial services industry, both in retail and institutional sales. He started his career 1986 as an assistant Gilt broker for Charles Fulton I.D.B. in London, England.

In 1991, Nicholas moved into the retail financial services arena and was employed by the Woolwich Building Society, offering personal financial advice to individual clients, specifically regarding their investment portfolios. During this time, he studied and passed the Financial Planning Certificate and became an associate of the Charted Institute of Bankers.

In 1997, Nicholas had the opportunity to join an international financial services company, Belgravia Group International, as an International Investment Broker, working in South America offering holistic and tax efficient financial solutions to expatriate clients, and in 2001 he became the director for all of Latin America and the Caribbean within that company, managing a team of more than 15 brokers across the region.

Returning to the United Kingdom in 2005, Nicholas joined Royal Bank of Scotland Group as a Senior Financial Planning Manager and was tasked with looking after the Bank’s client’s savings and investments portfolios. As well as this role, he also acted as an area sales manager when required.

From 2013 to 2018, Nicholas setup his own private consultancy practice and worked with various financial services companies helping these firms within the motor industry to develop their finance and insurance propositions.

In September 2018, Nicholas was appointed as Managing Director of Cheshire Trafford (UK) Limited, a fully owned subsidiary of Argentum 47 Financial Management Limited.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Description

10.1	Employment Agreement effective February 1, 2020, between Argentum 47, Inc. and Mr. Nicholas Paul Tuke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2020

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer